Exhibit 10.1

                    HQ Sustainable Maritime Industries, Inc.
                             2004 STOCK OPTION PLAN

                            STOCK OPTION GRANT NOTICE


HQ Sustainable Maritime Industries, Inc. (the "Company"), pursuant to its 2004 Stock Option Plan (the "Plan"), hereby grants to the Participant named below an option ("Option") to purchase the number of shares of Stock ("Shares") set forth below. The terms and conditions of this Option are subject to all of the terms and conditions as set forth herein and in the Participant's Option Agreement, the Plan and the Exercise Agreement, all of which are attached hereto and incorporated herein in their entirety. Defined terms not explicitly defined in this Grant Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:                                    ___________________

Date of Grant:                                  ___________________

Vesting Commencement Date:                      ___________________

Number of Shares Subject to the Option:         ___________________

Exercise Price (Per Share):                     ___________________

Type of Grant:    |_|  Incentive Stock Option(1)       |_|  Non-Qualified Option


Vesting Schedule: Your Option shall vest in the following manner: [ ]; provided you are in Continuous Service (as that term is defined in the Option Agreement) with the Company from the Date of Grant through the applicable date upon which vesting is scheduled to occur. Unless your Option has earlier terminated, upon termination of your Continuous Service with the Company because of your death or disability, your Option will be fully vested.

Expiration Date: Unless sooner terminated in accordance with your Option Agreement or the terms of the Plan, the Option will terminate on the tenth anniversary of the Date of Grant.

Payment: By one or a combination of the following methods as described and permitted in the Option Agreement:

         o        By cash, check or wire transfer; and/or

         o Pursuant to a Regulation T Program if the Shares are publicly traded.

Cause: The termination of your Continuous Service for "cause" shall mean termination due to any of the following, as determined by the Board, in its sole discretion:

         (a) your material breach of any non-competition agreement by and between the Company and you;

         (b) your committing any act of malfeasance or wrongdoing affecting the Company;

         (c) your commission of an any act contrary to the best interests of the Company;

         (d) your engaging in conduct that would warrant your discharge for cause (excluding general dissatisfaction with the performance of your duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company).
__________________
(1) If this is an Incentive Stock Option, it (plus your other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value of shares (measured at the time of grant) in any calendar year. Any excess over $100,000 is a Non-Qualified Option.


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Consent to Transfer  Personal  Collection:  By signing  below,  you  voluntarily acknowledge and consent to the collection, use, processing and transfer of personal data as described in this paragraph. You are not obliged to consent to such collection, use, processing and transfer of personal data. However, failure to provide the consent may affect your ability to participate in the Plan. The Company hold certain personal information about you, including your name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Options or any other
entitlement  to  Shares  awarded,  canceled,   purchased,  vested,  unvested  or
outstanding in your favor, for the purpose of managing and administering the Plan ("Data"). The Company will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of your participation in the Plan, and the Company may each further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. You authorize them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on your behalf to a broker or other third party with whom you may elect to deposit any Shares acquired pursuant to the Plan. You may, at any time, review Data, require any necessary amendments to it or withdraw the consents herein in writing by contacting the Company; however, withdrawing your consent may affect your ability to participate in the Plan.

Acknowledgement of Discretionary Nature of the Plan: You acknowledge and agree that the Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of any Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Options or benefits in lieu of Options in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number and type of Options, vesting provisions, and the Exercise Price. Any Options or benefits granted under the Plan will not be considered to be part of your salary for any reason, including, but not limited to, the determination of any severance, redundancy or resignation payments or benefits.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Option Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of Shares and supersede all prior oral and written agreements on that subject, with the exception of (i) stock options previously granted and delivered to Participant under the Plan, and (ii) the following agreements only:





HQ Sustainable Maritime Industries, Inc.      Participant:


By:__________________________________         __________________________________
   Name:
   Title:


Date:                                         Date:_____________________________


Attachment I:     Option Agreement
Attachment II:    2004 Stock Option Plan
Attachment III:   Exercise Agreement